Exhibit 99

INVESTOR CONTACT:		MEDIA CONTACT:
Humphrey Lee	877-909-1105, lee.humphrey@principal.com	Sara Bonney	515-878-0835, bonney.sara@principal.com

Principal Financial Group Announces Full Year and

Fourth Quarter 2025 Results as well as 2026 Outlook

Raises first quarter 2026 common stock dividend

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for full year and fourth quarter 2025.

Diluted earnings per common share	2025	4Q25	Net income attributable to PFG (in millions)	2025	4Q25
Net income attributable to PFG	$5.25	$2.32	Net income attributable to PFG	$1,185	$517
Non-GAAP net income attributable to PFG, excluding exited business[1]	$7.48	$2.20	Non-GAAP net income attributable to PFG, excluding exited business[1]	$1,687	$490
Non-GAAP operating earnings[1]	$8.27	$2.19	Non-GAAP operating earnings[1]	$1,866	$488
Non-GAAP operating earnings excluding significant variances[2]	$8.55	$2.24	Non-GAAP operating earnings excluding significant variances[2]	$1,930	$499

Full Year and Fourth Quarter 2025 Highlights

•	Full-year non-GAAP operating earnings per diluted share, excluding significant variances[2] of $8.55 increased 12%, at the high end of our 9-12% target; reported full-year non-GAAP operating earnings per diluted share increased 19%

•	4Q25 non-GAAP operating earnings per diluted share, excluding significant variances[2] of $2.24 increased 7% over prior year quarter; reported 4Q25 non-GAAP operating earnings per diluted share increased 13%

•	Returned over $1.5 billion of capital to shareholders for full year 2025, including $0.9 billion of share repurchases and $0.7 billion of common stock dividends

•	Returned $448 million of capital to shareholders in 4Q25, including $275 million of share repurchases and $172 million of common stock dividends

•	Announced common stock dividend increase of $0.01 to $0.80 per share in the first quarter 2026; representing a 7% increase over the first quarter 2025 dividend

•	Assets under management (AUM) of $781 billion, which is included in assets under administration (AUA) of $1.8 trillion

•	Strong financial position with $1.6 billion of excess and available capital, including statutory risk-based capital (RBC) ratio for Principal Life Insurance Company of 406%

Deanna Strable, Chair, President and CEO of Principal®

"Principal delivered strong 2025 results. We achieved our objectives across earnings growth, return on equity, and free capital flow, supported by consistent execution, sustained momentum, and the strength of our diversified businesses.

We returned over $1.5 billion to shareholders in 2025, including $850 million in share repurchases, aligned with our diversified and disciplined capital deployment strategy. With a strong capital position and momentum across our strategic growth areas, we enter 2026 well-positioned to once again deliver against our financial targets and create long-term value for shareholders.”

1 Use of non-GAAP financial measures and their reconciliations to the most directly comparable GAAP measures are included in this release. Non-GAAP operating earnings for total company is after tax.

2 The total company impacts of significant variances, is after tax. See Exhibit 1 for details on the impact of 4Q 2025 and 4Q 2024 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

2026 Outlook Guidance

•	9-12% annual non-GAAP operating earnings per diluted share (EPS) growth[3]

•	75-85% free capital flow conversion[4]

•	15-17% non-GAAP ROE[5]

•	$1.5-$1.8 billion capital deployment, which includes $0.8B - $1.1B of share repurchases and a 40% dividend ratio

Fourth Quarter Enterprise Results

In millions except percentages, earnings per share, or otherwise noted

	Three Months Ended,			Trailing Twelve Months,
	4Q25	4Q24	% Change	4Q25	4Q24	% Change
Net income (loss) attributable to PFG	$517.0	$905.4	(43)%	$1,185.1	$1,571.0	(25)%
Non-GAAP net income attributable to PFG, excluding exited business	$489.9	$353.5	39%	$1,687.2	$1,505.2	12%
Non-GAAP operating earnings	$488.0	$448.1	9%	$1,865.5	$1,640.5	14%
Non-GAAP operating earnings, excluding significant variances[2]	$498.6	$484.6	3%	$1,929.7	$1,799.3	7%

Diluted earnings per common share
Net income (loss) attributable to PFG	$2.32	$3.92	(41)%	$5.25	$6.68	(21)%
Non-GAAP net income attributable to PFG, excluding exited business	$2.20	$1.53	44%	$7.48	$6.40	17%
Non-GAAP operating earnings	$2.19	$1.94	13%	$8.27	$6.97	19%
Non-GAAP operating earnings, excluding significant variances[2]	$2.24	$2.10	7%	$8.55	$7.65	12%

Assets under administration (billions)	$1,814.6	$1,663.9	9%
Assets under management (billions)	$781.0	$712.1	10%
AUM net cash flow (billions)	$(2.2)	$(1.2)	N/M	$(8.8)	$(5.0)	N/M

3 Based on 2025 results excluding significant variances. See Exhibit 1 for details on the impact of 4Q 2025 and 4Q 2024 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

4 Based on non-GAAP net income attributable to PFG, excluding income or loss from exited business.

5 Non-GAAP return on equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment.

Full Year Segment Highlights

•	Retirement and Income Solutions (RIS) transfer deposits of $35 billion increased 9% from 2024; Workplace Savings and Retirement Solutions (WSRS) recurring deposits increased 5% over the same period

•	Investment Management gross sales of $127 billion increased 16% from 2024 with non-affiliated gross sales growth of 18%; operating margin[6] of 36% expanded 90 bps over 2024

•	International Pension AUM of $154 billion, up 24% from a year ago

•	Specialty Benefits operating margin[7] of 16% expanded 170 bps from 2024 on strong underwriting experience

Fourth Quarter Segment Highlights

•	Record RIS transfer deposits of $12 billion, up 35% from 4Q24; including over $1 billion of PRT sales; operating margin[8] of 40% expanded 130 bps over 4Q24

•	Investment Management gross sales of $35 billion increased 12% from 4Q24

•	Specialty Benefits 4Q25 operating margin of 17% driven by continued strong experience in group life and group disability and improved group dental results

Segment Results

In millions except percentages, or otherwise noted except percentages or otherwise noted)

Retirement and Income Solutions

	Three Months Ended,			Trailing Twelve Months,
	4Q25	4Q24	% Change	4Q25	4Q24	% Change
Pre-tax operating earnings[9]	$299.5	$280.1	7%	$1,185.6	$1,056.2	12%
Net revenue[10]	$754.1	$729.2	3%	$2,943.9	$2,800.9	5%
Operating margin	39.7%	38.4%		40.3%	37.7%

•	Pre-tax operating earnings increased $19.4 million primarily due to higher net revenue and disciplined expense management.

•	Net revenue increased $24.9 million due to growth in the business and favorable market performance.

6 Operating margin for Investment Management = pre-tax operating earnings adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

7 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

8 Operating margin for Retirement and Income Solutions = pre-tax operating earnings divided by net revenue.

9 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

10 Net revenue = operating revenues less: benefits, claims and settlement expenses, liability for future policy benefits remeasurement (gain) loss, market risk benefit remeasurement (gain) loss, and dividends to policyholders.

Investment Management

	Three Months Ended,			Trailing Twelve Months,
	4Q25	4Q24	% Change	4Q25	4Q24	% Change
Pre-tax operating earnings	$166.7	$163.9	2%	$614.4	$578.8	6%
Operating revenues less pass-through expenses[11]	$441.8	$435.7	1%	$1,730.8	$1,668.6	4%
Operating margin	38.3%	38.3%		36.3%	35.4%
Assets under management (billions)	$593.9	$559.1	6%

•	Pre-tax operating earnings increased $2.8 million primarily due to higher operating revenues less pass-through expenses.

•	Operating revenues less pass-through expenses increased $6.1 million primarily due to higher management fees, resulting from higher AUM.

International Pension

	Three Months Ended,			Trailing Twelve Months,
	4Q25	4Q24	% Change	4Q25	4Q24	% Change
Pre-tax operating earnings	$64.9	$52.1	25%	$315.8	$282.4	12%
Net revenue	$152.1	$136.8	11%	$645.9	$622.9	4%
Operating margin[12]	42.7%	38.1%		48.9%	45.3%
Assets under management (billions)	$153.9	$124.3	24%

•	Pre-tax operating earnings increased $12.8 million due to higher net revenue and disciplined expense management.

•	Net revenue increased $15.3 million primarily due to growth in the business and more favorable encaje returns.

11 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for Investment Management as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

12 Operating margin for International Pension = pre-tax operating earnings divided by net revenue.

Specialty Benefits

	Three Months Ended,			Trailing Twelve Months,
	4Q25	4Q24	% Change	4Q25	4Q24	% Change
Pre-tax operating earnings	$142.1	$147.2	(3)%	$531.4	$459.6	16%
Premium and fees	$845.8	$823.6	3%	$3,362.7	$3,257.2	3%
Operating margin	16.8%	17.9%		15.8%	14.1%
Incurred loss ratio	57.6%	56.5%		58.7%	60.5%

•	Pre-tax operating earnings decreased $5.1 million primarily due to the favorable one-time model refinement impact in 4Q24.

•	Premium and fees increased $22.2 million driven by growth in the business.

•	Incurred loss ratio remained below our targeted range at 57.6%, driven by continued strong experience in group life and group disability and improved group dental results.

Life Insurance

	Three Months Ended,			Trailing Twelve Months,
	4Q25	4Q24	% Change	4Q25	4Q24	% Change
Pre-tax operating earnings (losses)	$27.5	$7.5	N/M	$(8.2)	$3.6	N/M
Premium and fees	$236.2	$225.4	5%	$958.2	$927.5	3%
Operating margin	11.6%	3.3%		(0.9)%	0.4%

•	Pre-tax operating earnings increased $20.0 million driven by growth in the business, expense management discipline, and improved mortality experience. Additionally, 4Q24 was negatively impacted by a GAAP-only regulatory closed block dividend adjustment.

•	Premium and fees increased $10.8 million as strong business market growth outpaced the run-off of the legacy life business.

Corporate

	Three Months Ended,			Trailing Twelve Months,
	4Q25	4Q24	% Change	4Q25	4Q24	% Change
Pre-tax operating losses	$(102.8)	$(103.9)	1%	$(381.2)	$(375.6)	(1)%

•	Pre-tax operating losses decreased $1.1 million.

Common Stock Dividend

•	Announced a first quarter cash dividend of $0.80 per share to holders on common shares. This represents: one-cent increase over fourth quarter of 2025 and a 7% increase over the prior year quarter.
•	The first quarter dividend will be payable on March 27, 2026, to shareholders of record as of March 11, 2026.

Exhibit 1

Principal Financial Group

Impact of Significant Variances13 on Net Income Attributable to PFG; Non-GAAP Net Income Attributable to PFG, Excluding Exited Business; and Non-GAAP Operating Earnings

In millions except per share data

	Three Months Ended,		Trailing Twelve Months,
	4Q25	4Q24	4Q25	4Q24
Net income (loss) attributable to PFG	$(10.6)	$(36.5)	$(70.5)	$(175.7)
(Income) loss from exited business	-	-	6.1	20.6
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(10.6)	(36.5)	(64.4)	(155.1)
Net realized capital (gains) losses, as adjusted	-	-	0.2	(3.7)
Non-GAAP operating earnings	(10.6)	(36.5)	(64.2)	(158.8)
Income taxes	(2.8)	(8.8)	(15.5)	(39.4)
Non-GAAP pre-tax operating earnings	$(13.4)	$(45.3)	$(79.7)	$(198.2)

Per diluted share:
Net income (loss) attributable to PFG	$(0.05)	$(0.16)	$(0.31)	$(0.74)
(Income) loss from exited business	-	-	0.02	0.09
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(0.05)	(0.16)	(0.29)	(0.65)
Net realized capital (gains) losses, as adjusted	-	-	0.01	(0.03)
Non-GAAP operating earnings	$(0.05)	$(0.16)	$(0.28)	$(0.68)
Weighted average diluted common shares outstanding	222.4	231.2	225.7	235.3

Segment pre-tax operating earnings (losses):
Retirement and Income Solutions	$(6.5)	$(16.0)	$(36.1)	$(95.2)

Investment Management	-	-	4.8	-
International Pension	-	(13.6)	36.3	8.2
Principal Asset Management	-	(13.6)	41.1	8.2

Specialty Benefits	(4.0)	5.7	1.4	(16.9)
Life Insurance	(2.9)	(16.0)	(105.6)	(106.3)
Benefits and Protection	(6.9)	(10.3)	(104.2)	(123.2)

Corporate	-	(5.4)	19.5	12.0
Total segment pre-tax operating earnings (losses)	$(13.4)	$(45.3)	$(79.7)	$(198.2)

Income statement line item details of significant variances are available in our earnings conference call presentation on our website.

13 Significant variances (SVs) in 4Q25 include 1) lower than expected variable investment income in RIS, Specialty Benefits, and Life Insurance. SVs in 4Q24 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, Life Insurance and Corporate; 2) impact of lower than expected encaje performance and Latin American inflation in International Pension; 3) impact of GAAP-only regulatory closed block adjustment in Life Insurance; 4) impact of model refinement in Specialty Benefits. SVs on a trailing twelve months in 4Q25 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2025 actuarial assumption review; 3) higher than expected encaje performance and Latin American inflation in International Pension; 4) impact from a one-time expense accrual release in RIS, Investment Management, Specialty Benefits, Life Insurance, and Corporate. SVs on a trailing twelve months in 4Q24 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2024 actuarial assumption review; 3) higher than expected encaje performance and Latin American inflation in International Pension; 4) impact of GAAP-only regulatory closed block adjustment in Life Insurance; 5) impact of model refinement in Specialty Benefits.

Earnings Conference Call

On Tuesday, Feb. 10, 2026, at 10:00 a.m. (ET), Chair, President and Chief Executive Officer Deanna Strable and Executive Vice President and Chief Financial Officer Joel Pitz will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
•	Analysts who will be asking questions will be sent a dial in number and authorization code in advance of the call.
•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

Forward Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to share repurchases and planned dividends, the realization of our growth and business strategies and results from ongoing operations. Forward-looking statements are made based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. We describe risks, uncertainties and factors that could cause or contribute to such material differences in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in our annual report on Form 10-K for the year ended Dec. 31, 2024, as updated or supplemented from time to time in subsequent filings. We assume no obligation to update any forward-looking statement for any reason, which speaks as of its date.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®14

Principal Financial Group® (Nasdaq: PFG) is a global financial company with approximately 19,000 employees15 passionate about improving the wealth and well-being of people and businesses. In business for 146 years, we’re helping over 75 million customers15 plan, insure, invest, and retire, while working to support the communities where we do business, and building an inclusive workforce. Principal® is proud to be recognized as one of the 2025 World’s Most Ethical Companies16 and named as a “Best Place to Work in Money Management17.” Learn more about Principal and our commitment to building a better future at principal.com.

###

Summary of Principal Financial Group® and Segment Results

	(in millions)
	Three Months Ended,		Trailing Twelve Months,
Principal Financial Group, Inc. Results	4Q25	4Q24	4Q25	4Q24
Net income (loss) attributable to PFG	$517.0	$905.4	$1,185.1	$1,571.0
(Income) loss from exited business	(27.1)	(551.9)	502.1	(65.8)
Non-GAAP net income (loss) attributable to PFG excluding exited business	$489.9	$353.5	$1,687.2	$1,505.2
Net realized capital (gains) losses, as adjusted	(1.9)	94.6	178.3	135.3
Non-GAAP Operating Earnings*	$488.0	$448.1	$1,865.5	$1,640.5
Income taxes	109.9	98.8	392.3	364.5
Non-GAAP Pre-Tax Operating Earnings	$597.9	$546.9	$2,257.8	$2,005.0

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$299.5	$280.1	$1,185.6	$1,056.2
Principal Asset Management	231.6	216.0	930.2	861.2
Benefits and Protection	169.6	154.7	523.2	463.2
Corporate	(102.8)	(103.9)	(381.2)	(375.6)
Total Segment Pre-Tax Operating Earnings	$597.9	$546.9	$2,257.8	$2,005.0

14 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

15 As of December 31, 2025

16 Ethisphere, 2025

17 Pensions & Investments, 2023

	Per Diluted Share
	Three Months Ended,		Twelve Months Ended,
	4Q25	4Q24	4Q25	4Q24
Net income (loss) attributable to PFG	$2.32	$3.92	$5.25	$6.68
(Income) loss from exited business	(0.12)	(2.39)	2.23	(0.28)
Non-GAAP net income (loss) excluding exited business	$2.20	$1.53	$7.48	$6.40
Net realized capital (gains) losses, as adjusted	(0.01)	0.41	0.79	0.57
Non-GAAP Operating Earnings	$2.19	$1.94	$8.27	$6.97
Impact of significant variances[18]	0.05	0.16	0.28	0.68
Non-GAAP Operating Earnings, excluding significant variances	$2.24	$2.10	$8.55	$7.65
Weighted-average diluted common shares outstanding (in millions)	222.4	231.2	225.7	235.3

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	4Q25	4Q24
Total assets (in billions)	$341.4	$313.7
Stockholders’ equity (in millions)	$11,917.0	$11,131.3
Total common equity (in millions)	$11,883.9	$11,086.4
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$12,445.5	$12,144.0
End of period common shares outstanding (in millions)	217.4	226.2
Book value per common share	$54.66	$49.01
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$57.25	$53.69

18 See Exhibit 1 for details on the impact of 4Q 2025 and 4Q 2024 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	4Q25	4Q24
Stockholders’ Equity, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$11,917.0	$11,131.3
Noncontrolling interest	(33.1)	(44.9)
Stockholders’ equity available to common stockholders	11,883.9	11,086.4
Cumulative change in fair value of funds withheld embedded derivative	(2,080.2)	(2,381.3)
AOCI, other than foreign currency translation adjustment	2,641.8	3,438.9
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment, available to common stockholders	$12,445.5	$12,144.0

Book Value Per Common Share, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$54.66	$49.01
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	2.59	4.68
Book value per common share, excluding change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$57.25	$53.69

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	4Q25	4Q24	4Q25	4Q24
Income Taxes:
Total GAAP income taxes (benefit)	$110.4	$209.9	$160.5	$291.7
Net realized capital gains (losses) tax adjustments	(7.7)	18.9	33.5	16.1
Exited business tax adjustments	(7.1)	(146.9)	129.8	(17.6)
Income taxes related to equity method investments and noncontrolling interest	14.3	16.9	68.5	74.3

Income taxes	$109.9	$98.8	$392.3	$364.5
Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$53.7	$(88.6)	$27.7	$(27.3)

Market value adjustments to fee revenues	-	-	(0.1)	0.1
Net realized capital gains (losses) related to equity method investments	(0.3)	(3.7)	5.3	(17.3)
Derivative and hedging-related revenue adjustments	(25.2)	(6.4)	(101.4)	46.0
Certain variable annuity fees	17.2	17.4	68.0	71.3
Sponsored investment funds and other adjustments	17.1	10.7	41.5	29.9
Capital gains distributed – operating expenses	(15.4)	(26.4)	(31.4)	(110.5)
Amortization of actuarial balances	(5.2)	(1.2)	(14.5)	(1.8)
Derivative and hedging-related expense adjustments	0.1	(0.7)	1.6	(3.5)
Market value adjustments of embedded derivatives	(6.2)	(9.0)	(24.0)	(24.7)
Market value adjustments of market risk benefits	(19.5)	1.7	(100.1)	(43.9)
Capital gains distributed – cost of interest credited	0.4	(11.2)	(22.6)	(60.6)
Net realized capital gains (losses) tax adjustments	(7.7)	18.9	33.5	16.1
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(7.1)	3.9	(61.8)	(9.1)
Total net realized capital gains (losses) after-tax adjustments	(51.8)	(6.0)	(206.0)	(108.0)

Net realized capital gains (losses), as adjusted	$1.9	$(94.6)	$(178.3)	$(135.3)

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Amortization of reinsurance gains (losses)	$(19.0)	$(115.6)	$(84.1)	$(589.6)
Other impacts of reinsured business	(32.7)	38.3	(209.9)	137.9
Net realized capital gains (losses) on funds withheld assets	11.7	(18.2)	43.2	87.7
Change in fair value of funds withheld embedded derivative	74.2	794.3	(381.1)	447.4
Tax impacts of exited business	(7.1)	(146.9)	129.8	(17.6)
Total income (loss) from exited business	$27.1	$551.9	$(502.1)	$65.8

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	4Q25	4Q24	4Q25	4Q24
Investment Management Operating Revenues Less Pass-Through Expenses:
Operating revenues	$482.7	$474.6	$1,887.5	$1,820.7
Commissions and other expenses	(40.9)	(38.9)	(156.7)	(152.1)
Operating revenues less pass-through expenses	$441.8	$435.7	$1,730.8	$1,668.6